Exhibit 12.1

STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                  Year Ended
                              ------------------------------------------------                     July 1, 2000    Nine Months
                              March 28,   March 31,    March 31,    March 31,    April 1, 2000     to March 31,  Ended December 31,
                                1997        1998         1999         2000     to June 30, 2000       2001             2001
                             ----------- -----------  ----------   ----------- ----------------  --------------  -----------------
                                                                               (Pre-Transaction)(Post-Transaction)

Consolidated   pretax  loss
    from continuing
    operations............   $ (12,615)  $ (19,986)   $ (14,697)   $ (21,888)      $  (5,981)       $ (32,808)        $ (21,914)
Interest Expense..........      26,927      44,296       65,404       66,785          16,516           52,265            50,055

Net amortization of debt
    discount and premium
    and issuance expense..         490         372          497          447             145              126               507

Interest portion of rental
    expense...............       9,084      13,462       21,681       22,342           5,745           17,112            17,633
                             ----------  ----------   ----------   ---------       ----------       ----------        ----------
    Earnings..............   $  23,886   $  38,144    $  72,885    $  67,686       $  16,425        $  36,695         $  46,281
                             ==========  ==========   ==========   ==========      ==========       ==========        ==========
Interest Expense..........   $  26,927   $  44,296    $  65,404    $  66,785       $  16,516        $  52,265         $  50,055

Net amortization of debt
    discount and premium
    and issuance expense..         490         372          497          447             145              126               507

Interest  portion of rental
    expense...............       9,084      13,462       21,681       22,342           5,745           17,112            17,633
                             ----------  ----------   ----------   ---------       ----------       ----------        ----------
    Fixed Charges.........   $  36,501   $  58,130    $  87,582    $  89,574       $  22,406        $  69,503         $  68,195
                             ==========  ==========   ==========   ==========      ==========       ==========        ==========
    Ratio of Earnings to
      Fixed Charges.......          --          --           --           --             --                --                --
                             ----------  ----------   ----------   ---------       ----------       ----------        ----------
    Coverage Deficiency...   $  12,615   $  19,986    $  14,697    $  21,888       $   5,981        $  32,808         $  21,914
                             ==========  ==========   ==========   ==========      ==========       ==========        ==========


PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                                     July 1, 2000      Nine Months
                                                                                  April 1, 2000      to March 31,    Ended December
                                                                                 to June 30, 2000        2001           31, 2001
                                                                                 ----------------    -------------   --------------
                                                                                 (Pre-Transaction) (Post-Transaction)

Pro forma Consolidated pretax loss from continuing operations(1)................    $  (3,143)        $ (21,576)        $ (12,892)
Pro forma Interest Expense(2)...................................................       13,678            41,033            41,033
Net amortization of debt discount and premium and issuance expense..............          145               126               507
Interest portion of rental expense..............................................        5,745            17,112            17,633
                                                                                    ----------        ----------        ----------
    Pro forma Earnings..........................................................    $  16,425         $  36,695         $  46,281
                                                                                    ==========        ==========        ==========

Pro forma Interest Expense(2)...................................................    $  13,678         $  41,033         $  41,033
Net amortization of debt discount and premium and issuance expense..............          145               126               507
Interest portion of rental expense..............................................        5,745            17,112            17,633
                                                                                    ----------        ----------        ----------
    Pro forma Fixed Charges.....................................................    $  19,568         $  58,271         $  59,173
                                                                                    ==========        ==========        ==========
    Pro forma Ratio of Earnings to Fixed Charges................................           --                --                --
                                                                                    ----------        ----------        ----------
    Coverage Deficiency.........................................................    $   3,143         $  21,576         $  12,892
                                                                                    ==========        ==========        ==========

Note: Earnings are not adequate to cover fixed charges.

(1) Pro forma consolidated pretax loss from continuing operations gives effect to the pro forma interest expense as described in note 2.

(2) Pro forma interest expense gives effect to the offering of the notes and borrowings under the new credit facility using the interest rate in effect at December 31, 2001 and the redemption of all of our outstanding 11-3/4%
Senior Notes due 2005 (including accrued interest and the resulting call premium), repayments of outstanding indebtedness under our existing credit facility, and payment of related fees and expenses.
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